AMENDED AND RESTATED BYLAWS
                                    of
                          GRANT GEOPHYSICAL, INC.

                     AS EFFECTIVE ON AUGUST 11, 1999


                                 ARTICLE I
                               STOCKHOLDERS

     Section 1.1 Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting as described in this Section 1.1, an annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware as may be designated by the board of directors from time to time. Stockholders may act by written consent in accordance with Section 1.11 to elect directors; provided, however that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting.

     Section 1.2 Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the board of directors or a majority of the board of directors, and shall be called by the President or the Secretary at the request in writing of stockholders holding a majority of the voting power of the entire capital stock of the Corporation entitled to vote on all matters presented to stockholders. Such request shall be sent to the President and the Secretary and shall state the purpose or purposes of the proposed meeting.

     Section 1.3 Notice of Stockholder Nominations and Stockholder
                 Business.

               (a) At any meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. If directors are to be elected at a stockholders' meeting as described in
Section 1.1 rather than by written consent, nominations of directors and any other matters to be properly brought before any stockholders' meeting (other than any special meeting of stockholders called pursuant to Section 1.2) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by any person who (A) has been for at least one year the holder of stock representing at least 10% of the voting power of the entire capital stock of the Corporation entitled to vote on all matters presented to stockholders and (B) complies with the procedures set forth below.

               (b) A notice of the intent of a stockholder to make a nomination or to bring any other matter before the meeting shall be made in writing and received by the Corporation's Secretary within 15 days of the earlier of the date on which notice of such meeting is first mailed to stockholders or public disclosure of the meeting date is made.

               (c)  Every such notice by a stockholder shall set forth:

                    (i) the name, age, business address and residential address of the stockholder who intends to make a nomination or bring up any other matter, and any person acting in concert with such stockholder;

                    (ii) the number of shares of capital stock of the Corporation held by such stockholder and the dates on which such person acquired his or her shares;

                    (iii) a representation that the stockholder intends to appear in person at the meeting to make the nomination or bring up the matter specified in the notice;

                    (iv) with respect to notice of an intent to make a nomination, a description of all agreements, arrangements or understandings among the stockholder, any person acting in concert with the stockholder, each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

                    (v) with respect to notice of an intent to make a nomination, (A) the name, age, business address and residential address of each person proposed for nomination, (B) the principal occupation or employment of such person and (C) the class and number of shares of capital stock of the Corporation of which such person is the beneficial owner; and

                    (vi) with respect to notice of an intent to bring up any other matter, a complete and accurate description of the matter not to exceed 500 words, the reasons for conducting such business at the meeting, and any material interest of the stockholder in the matter.

               (d) The Corporation's Secretary may require any stockholder submitting a notice of an intent to make a nomination or bring up other business to furnish such documentary information as may be reasonably required by the Corporation to determine that such stockholder has been for at least one year the holder of stock representing at least 10% of the of the voting power of the entire capital stock of the Corporation entitled to vote on all matters presented to stockholders.

               (e) Notice of an intent to make a nomination shall be accompanied by the written consent of each nominee to serve as a director of the Corporation if so elected and an affidavit of each such nominee certifying that he or she meets the qualifications necessary to serve as a director of the Corporation. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the eligibility and qualifications of such person to serve as a director.

               (f) With respect to any proposal by a stockholder to bring before a meeting any matter other than the nomination of directors, the following shall govern:

                    (i) If the Corporation's Secretary has received sufficient notice of a proposal that may properly be brought before the meeting, a proposal sufficient notice of which is subsequently received by the Secretary and that is substantially duplicative of the first proposal shall not be properly brought before the meeting.

                    (ii) Notwithstanding compliance with all of the procedures set forth above in this Section, no proposal shall be deemed to be properly brought before a meeting of stockholders if, in the judgment of the board of directors, it is not a proper subject for action by stockholders under the General Corporation Law of the State of Delaware (the "DGCL").

               (g) Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in any proxy statement prepared by the Corporation or to solicit their own proxies pursuant to the proxy rules of the Securities and Exchange Commission.

     Section 1.4 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 1.5 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 1.6 Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation of the Corporation, the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum the stockholders so present or represented by proxy may, by majority vote, adjourn the meeting from time to time in the manner provided by
Section 1.5 of these by-laws until a quorum shall attend.

     Section 1.7 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence by the President, or in his absence by a chairman designated by the board of directors. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The organization of each stockholders' meeting and all matters relating to the manner of conducting the meeting shall be determined by the chairman, including the order of business, the conduct of discussion and the manner of voting. The chairman shall declare out of order and disregard any nomination or other matter not presented in accordance with the procedures set forth in Section 1.3 or which is otherwise contrary to the terms and conditions set forth therein.

     Section 1.8 Voting; Proxies. Unless otherwise provided in the Corporation's certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by him. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. At all meetings of stockholders where directors are to be elected a plurality of the votes cast by the holders of shares entitled to vote thereon shall be sufficient. Unless otherwise provided in the DGCL, all other questions and matters brought before a meeting of stockholders shall be decided by the vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon and present in person or by proxy at the meeting.

     Section 1.9 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 1.10 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 1.11 Action Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and dated by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all outstanding shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who were entitled to vote thereon.

                                ARTICLE II
                                   BOARD

     Section 2.1 Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided by the DGCL or in the certificate of incorporation. The number of directors shall be fixed from time to time by a vote of a majority of the board of directors. Directors need not be stockholders.

     Section 2.2 Removal. Any director or the entire board of directors may be removed, with or without cause, at any time by the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote upon the election of directors.

     Section 2.3 Regular Meetings. Regular meetings of the board of directors may be held at such places within or without the State of Delaware and at such times as the board of directors may from time to time determine, and if so determined notice thereof need not be given.

     Section 2.4 Special Meetings. Special meetings of the board of directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, by the President, or by a majority of the directors. No less than 24 hours' notice thereof shall be given by the person or persons calling the meeting.

     Section 2.5 Telephonic Meetings Permitted. Unless otherwise restricted by these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

     Section 2.6 Quorum. At all meetings of the board of directors a majority of the entire board of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless these by-laws shall require a vote of a greater number. If at any meeting of the board of directors a quorum shall not be present, the members of the board of directors present may adjourn the meeting from time to time until a quorum shall attend.

     Section 2.7 Action at Meeting. If a quorum is present when any meeting of the board of directors is convened, the directors may continue to do business, taking action by vote of a majority of a quorum as fixed in
Section 2.6, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum or the refusal of any director present to vote.

     Section 2.8 Organization. Meetings of the board of directors shall be presided over by the Chairman of the Board, or in his absence by the President, or in their absence by the chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, or the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.9 Action Without Meeting. Unless otherwise restricted by these by-laws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or the committee.

                                ARTICLE III
                                COMMITTEES

     Section 3.1 Committees. The board of directors may, by resolution passed by a majority of the entire board of directors, designate an Executive Committee consisting of one or more directors of the Corporation, who shall meet when deemed necessary. The Executive Committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, at any time when the entire board of directors is not in session, and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it; but such Executive Committee shall not have power or authority in reference to any matter which may not be lawfully delegated to a committee under the DGCL. The board of directors may from time to time, by resolution passed by a majority of the entire board of directors, designate one or more other committees, each committee to consist of one or more of the directors of the Corporation and to have such powers and authority of the board of directors as shall be stated in such resolution. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

     Section 3.2 Committee Rules. Unless the board of directors otherwise provides, each committee designated by the board of directors may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the board of directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to Article II of these by-laws.

                                ARTICLE IV
                                 OFFICERS

     Section 4.1 Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies. The officers of the Corporation shall be chosen by the board of directors and shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The board of directors may also choose one or more Vice Presidents and one or more assistant officers and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors. The officers of the Corporation shall hold office at the pleasure of the board of directors. Except as otherwise provided in the resolution of the board of directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The board of directors may remove any officer with or without cause at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

     Section 4.2 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the board of directors and of the stockholders at which he shall be present. He shall also perform all duties incident to the office of Chairman of the Board, and such other duties as, from time to time, may be assigned to him by the board of directors or as may be provided by law.

     Section 4.3 President. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders at which he shall be present, and in the absence of the Chairman of the Board, he shall preside at all meetings of the board of directors at which he shall be present. The President, at the request of the Chairman of the Board or in his protracted absence or during his inability to act, shall perform the duties of the Chairman of the Board and when so acting shall have the powers of the Chairman of the Board. He shall perform all duties incident to the office of President of a Corporation, and such other duties as, from time to time, may be assigned to him by the board of directors or the Chairman of the Board or as may be provided by law.

     Section 4.4 Vice Presidents. The Vice President or Vice Presidents shall have such powers and perform such duties as may be assigned to him or them by the board of directors, the Chairman of the Board or the President or as may be provided by law.

     Section 4.5 Secretary. The Secretary shall record all the proceedings of the meetings of the stockholders and the board of directors and any committees in a book to be kept for that purpose; he shall see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; he shall be custodian of the records of the Corporation; he may affix the corporate seal, if any, to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of Secretary of a Corporation, and such other duties as, from time to time, may be assigned to him by the board of directors, the Chairman of the Board or the President or as may be provided by law.

     Section 4.6 Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all funds or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by or under authority of the board of directors; and, in general, he shall perform all the duties incident to the office of Treasurer of a
Corporation, and such other duties as may be assigned to him by the board of directors, the Chairman of the Board or the President or as may be provided by law. If required by the board of directors, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the board of directors may determine.

                                 ARTICLE V
                              INDEMNIFICATION

     Section 5.1 Indemnification of Directors and Officers. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement with respect to any action, suit or proceeding, whether criminal, administrative or investigative) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, provided, however, that, except as provided in Section 5.4, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors.

     Section 5.2 Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation to an extent greater than that required by law only if and to the extent that the directors may, in their discretion, so determine.

     Section 5.3 Advancement of Expenses. Expenses, including attorneys' fees, incurred by a then-current director or officer of the Corporation in defending any proceeding referred to in Section 5.1, shall be paid by the Corporation, and may be paid by the Corporation with respect to any former director or officer of the Corporation, in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer, or former director or officer, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article V; which undertaking may be secured or unsecured, at the discretion of the Corporation.

     Section 5.4 Procedures and Presumptions Under this Article. If a claim under Section 5.1 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation
(including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 5.5 Indemnification Provided in this Article Not Exclusive. The indemnification and advancement of expenses provided under this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, the certificate of incorporation, these by-laws, any agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

     Section 5.6 Article Deemed a Contract. This Article V shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves in such capacity or who serves at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at any time while this Article V is in effect, and any repeal, amendment or other modification of this Article V shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     Section 5.7 Definition of  "Corporation."   For  the  purposes of this
Article V, references to the "Corporation" include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, partner, trustee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 5.8 Savings Clause. If this Article V or any portion thereof shall be invalidated or found unenforceable on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes, penalties and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative) to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated or found unenforceable, or by any other applicable law.

     Section 5.9 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or individual serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                                ARTICLE VI
                                   STOCK

     Section 6.1 Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the
Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all of the foregoing signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 6.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The Corporation may, as a condition precedent to the issuance of such new certificate of stock, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

     Section 6.3 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                ARTICLE VII
                                  NOTICES

     Section 7.1 Form of Notice. Unless provided otherwise by law or these by-laws, notice to any stockholder may be given in writing, by mail or national commercial courier service, addressed to such stockholder, at his address as it appears on the records of the Corporation. Notice to a director may be given in person, by telephone, by facsimile transmission, or in writing delivered by a national commercial courier service for next-day delivery to his address as it appears on the records of the Corporation. Notice given by mail or by a commercial courier service shall be deemed to be given at the time when the same shall be deposited in the United States mail or with such courier service. Notice given by facsimile transmission shall be deemed to be given when so transmitted.

     Section 7.2 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by these by-laws.

                               ARTICLE VIII
                               MISCELLANEOUS

     Section 8.1 Fiscal  Year.   The  fiscal year of the  Corporation shall
end upon the last day of December, or otherwise shall be as determined by the board of directors from time to time.

     Section 8.2 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the board of directors. The corporate seal, if any, may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section 8.3 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     Section 8.4 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     Section 8.5 Amendment of By-Laws. These by-laws may be amended or repealed by the board of directors at any regular or special meeting or by a stockholders holding a majority of the voting power of the entire capital stock of the Corporation entitled to vote on all matters presented to stockholders.